PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of August 29, 2022 (the “Effective Date”) by and between AEI Income & Growth Fund 24, LLC, a Delaware limited liability company (“Seller”) and The Kissling Interests, LLC, a New York limited liability company (“Buyer”). Seller desires to sell, and Buyer desires to purchase, all of Seller’s right, title and interest in the real property, together with all building, fixtures and other improvements located at 398 Jonesboro Road, McDonough, Georgia, as more particularly described on Exhibit “A” attached hereto, and together with all easements, warranties, tenements, hereditaments, and appurtenances belonging thereto (collectively, the “Property”).

In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

1.
Property.  The property to be sold by Seller to Buyer in this transaction consists of an undivided 100% interest in the Property. Seller owns no interest in any personalty with respect to the Property.

2.
Lease.  The Property is being sold subject to an existing Lease of the Property dated October 10, 2011, by and between Seller, as lessor (pursuant to that certain Assignment and Assumption of Lease dated February 23, 2012 by and between GPI – McDonough, LLC, a Georgia limited liability company, as assignor, and Seller, as assignee), and Family Dollar Stores of Georgia, Inc., a Georgia corporation, as lessee (the “Tenant”) (collectively, the “Lease”). The Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, all right, title, and interest of Seller in and to all leases and other agreements to occupy all or any portion of the Property, including the Lease, that are in effect on the Effective Date or which Seller executed prior to Closing (as hereinafter defined) pursuant to the terms of this Agreement.

3.
Purchase Price.  The Purchase Price for the Property is $2,250,000, (the “Purchase Price”). If all conditions precedent to Buyer’s obligations to purchase have been satisfied, Buyer shall deposit the Purchase Price with the Escrow Agent (as defined below) on or before the Closing Date.

4.
Terms.  The Purchase Price will be paid by Buyer as follows:

a)
Within three (3) business days of the Effective Date of this Agreement, Buyer will deposit $115,000 (the “Earnest Money”) into a non-interest-bearing account with Calloway Title and Escrow, LLC; Attn: Amanda  Calloway; phone number: 678-406-8918 (the “Title Company” or “Escrow Agent”).The Earnest Money shall be credited against the Purchase Price when and if escrow closes and the sale is completed.

b)
Buyer will deposit the balance of the Purchase Price into escrow in sufficient time to allow escrow to close on the Closing Date.

5.
Due Diligence.  Buyer will have twenty-one (21) days from the date upon which Seller delivers all of Seller’s Materials to Buyer, (the “Review Period”) to conduct all of its inspections and due diligence and satisfy itself regarding the Property and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Property or persons caused by Buyer or its agents arising out of such physical inspections of the Property, except to the extent such loss or damage are caused by the actions or negligence of Seller or its agents or any pre-existing condition of the Property, and this indemnity shall survive Closing or termination of this Agreement. Within three (3) business days of the Effective Date of this Agreement, Seller shall provide, to the extent such items are in its possession, the items listed on Exhibit “B” (“Seller’s Materials”). Buyer and Seller agree that the date of final receipt of all Seller’s Documents shall be memorialized through correspondence to be signed by Buyer and Seller.

Buyer may cancel this Agreement before the expiration of the Review Period for any reason, or for no reason, in its sole discretion by delivering a cancellation notice to Seller and Escrow Agent prior to the expiration of the Review Period. If this Agreement is not cancelled as set forth above, the Earnest Money shall be non-refundable unless Seller shall default hereunder, or in the event of a casualty or condemnation, subject to the provisions of Section 16 below.

If Buyer cancels this Agreement before the expiration of the Review Period, as permitted under this Section, except for any escrow cancellation fees charged by the Title Company and any liabilities under the first paragraph of Section 5 of this Agreement and those provisions stating otherwise (which will survive), Seller (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall immediately return to Buyer its Earnest Money and neither party will have any rights, remedies or obligations hereunder except as same may expressly survive cancellation of this Agreement.

The Review Period will be deemed satisfied if Buyer has deposited the Earnest Money as required by Section 4 hereof, and this Agreement is not cancelled as set forth in this Section 5.

6.
Closing Date.  Escrow shall close (the “Closing”) on or before the later (i) of ten (10) days following the expiration of the Review Period set forth below, or (ii) five (5) days after receipt of the executed Tenant Estoppel Certificate (as hereinafter defined) (the “Closing Date”), unless the parties mutually agree otherwise, provided all other conditions to Closing have been satisfied.

7.
Escrow.  Escrow shall be opened upon execution of this Agreement by both parties. A copy of this Agreement will be delivered to the Title Company and will serve as escrow instructions together with the Title Company’s standard instructions, any additional instructions required by Seller and/or Buyer or their respective counsels, and any additional instructions required by the Title Company to clarify its rights and duties. The parties agree to sign these additional instructions. If there is any conflict between these other instructions and this Agreement, this Agreement shall control.

The tax identification numbers of the parties shall be furnished to Escrow Agent upon request of Escrow Agent.  At the Closing, proceeds of the Earnest Money shall be paid by Escrow

Agent to Seller.  If for any reason the Closing does not occur and either party makes a written demand upon Escrow Agent for payment of such amount, Escrow Agent shall give written notice to the other party of such demand. Escrow Agent shall not disburse the Earnest Money until written approval is delivered by both parties. If Escrow Agent does receive such written approval within ten (10) days after giving such notice or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this contract or a final judgment of a court.  However, Escrow Agent shall have the right, only after dispute of the parties or this contract fails due to its terms, to deposit the escrowed proceeds with the clerk of any applicable court of the county in which the Property is located.  Escrow Agent shall give written notice of such deposit to Seller and Buyer.  Upon such deposit Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence.  Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this contract or involving gross negligence on the part of Escrow Agent.

8.
Title.  Buyer, at its sole expense, within three (3) business days of the Effective Date, shall order a title insurance commitment, along with underlying documents to include any easement or declarations/CAM affecting the Property, for an Owner’s Title Insurance Policy (collectively, the “Title Commitment”). Closing will be conditioned on the agreement of the Title Company to issue an Owner’s Title Insurance Policy, dated as of the Closing Date, in an amount equal to the Purchase Price, insuring that Buyer will own marketable and insurable fee simple title to the Property subject only to: the Title Company’s standard exceptions; current real property taxes and assessments; the rights of the Tenant, as a tenant only, in possession of the Property, pursuant to the Lease; the Permitted Exceptions, as defined herein. Buyer shall, at its sole expense, order and obtain an update of Seller’s survey of the Property (the “Updated Survey”). If such updated survey is not completed prior to the Closing and the parties agree to proceed to a Closing, Seller shall execute a “no change” or equivalent affidavit with respect to the existing survey of the real property, and the parties shall proceed to a Closing provided said affidavit from Seller is enough for the Title Company to remove any survey exception.

Buyer shall be allowed ten (10) days after receipt of said Title Commitment and Updated Survey for examination and the making of any title objections thereto (the “Title Objections”), said Title Objections to be made in writing or deemed waived (such written notice of Buyer’s Title Objections to be hereinafter referred to as the “Notice of Objections”). Except as set forth below, any title exception disclosed by the Title Commitment or Updated Survey and not listed in such Notice of Objections shall be deemed a “Permitted Title Exception” under this Agreement.

If Seller shall fail to cure (or commence to cure) or eliminate all the Title Objections listed in the Notice of Defect within fifteen (15) business days after receipt of the Notice of Objections (the “Title Cure Period”), then Buyer may elect either to: (a) accept the Property subject to the title exception(s) not cured (in which case such title exception(s) shall become a Permitted Title Exception(s) hereunder), or (b) terminate this Agreement and receive an immediate full refund of the Earnest Money.

In the event that Seller agrees to cure a Title Objection and commences such cure, but the same cannot be cured within the Title Cure Period, the Buyer may, by written notice to Seller, preserve such Title Objection such that the cure of such Title Objection shall be a condition precedent to Buyer’s obligation to close. Buyer shall elect to either accept the Property subject to the Permitted Exceptions or terminate the Agreement by written notice to Seller delivered within three (3) business days following the end of the Title Cure Period, and the failure to deliver such election notice shall constitute an election to proceed under clause (a) above.  Any mortgage, security deed, lien, lis pendens, judgment, or other claim in a liquidated amount incurred by Seller during Seller’s ownership of the Property and which constitutes an exception to the title to the Property shall not in any event be a Permitted Title Exception hereunder, but such claim shall be paid or satisfied out of the sums payable by Buyer at Closing, and the proceeds of sale payable to Seller shall be reduced accordingly.

At any time after the Effective Date of this Agreement and prior to Closing, Buyer shall have the right to notify Seller of any additional title exception which first appears of record after the effective date of the Title Commitment, or otherwise becomes known to Buyer. Buyer shall be allowed three (3) business days after notice of such additional title exception for examination and the making of any new Title Objections thereto by written notice to Seller (“Notice of New Objections”). Except as set forth herein, any title exception disclosed to Buyer and not listed in such Notice of New Objections shall be deemed a Permitted Title Exception. If Seller shall fail to cure (or commence to cure) or eliminate all the new Title Objections listed in the Notice of New Objections within ten (10) business days after receipt of the Notice of New Objections (the “Second Title Cure Period”), then Buyer may elect either to: (a) accept the Property subject to the new title exception(s) not cured (in which case such new title exception(s) shall become a Permitted Title Exception(s) hereunder), or (b) terminate this Agreement and receive an immediate full refund of the Earnest Money.

9.
Closing Costs.  Seller shall pay all costs and fees associated with the preparation of the Deed, all recording fees for the Deed and Assignment of Lease, and all transfer taxes (state, county, and municipal, as applicable). Seller shall pay any and all brokerage commissions per separate agreement, including the commissions of the Brokers (as hereinafter defined). Except as set forth above, both parties represent to the other that they have not been represented by a broker, other than Trinity Real Estate Investment Services and Real Estate Advisory Partners (collectively, the “Brokers”) and agree to hold the other harmless from any claim of brokerage commission by, through, or as a result of representation of the other party from any broker other than the Brokers.

Buyer shall pay the Owner’s Title Insurance Policy premium, the full cost of any endorsements to the Owner’s Title Insurance Policy Buyer may require, and the title search and exam fees. Buyer will pay the cost of updating any due diligence provided by Seller, including the cost of an updated survey to be ordered by Buyer as set forth in Section 8 above. Buyer shall pay all escrow and closing fees of Escrow Agent. Each party will pay its own attorney’s fees and costs to document and close this transaction.

10.
Real Estate Taxes, Special Assessments and Prorations.  The responsibility for all real property taxes for the current tax period and all expenses (including but not limited to common area maintenance expenses and fees), if any, that are the responsibility of Seller, shall be prorated between Buyer and Seller as of the Closing Date.

All income and all operating expenses from the Property, if any, shall be prorated between the parties and adjusted by them as of the Closing Date. Seller shall be entitled to all income earned, and shall be responsible for all expenses incurred, prior to the Closing Date. Buyer shall be entitled to all income earned, and shall be responsible for all operating expenses of the Property incurred, on and after the Closing Date.

11.
Seller’s Representations and Agreements.

a)
Seller represents and warrants as of this date that:

i.
Except for the existing Lease with the existing Tenant, Seller is not aware of any leases of the Property.

ii.
Seller has not received notice of any pending litigation or condemnation proceedings against the Property or Seller’s interest in the Property.

iii.
Except as previously disclosed to Buyer and as permitted in paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Buyer after the Closing Date.

b)
Provided that Buyer performs its obligations as required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Seller after the Closing Date without Buyer’s prior consent, which will not be unreasonably withheld or delayed.

12.
Disclosures and Additional Seller’s Representations.

a)
As of the Effective Date hereof, Seller has not received any notice of any material, physical, or mechanical defects of the Property, including without limitation, the plumbing, heating, air conditioning, and ventilating, electrical system. To the best of Seller’s knowledge without inquiry, all such items are in good operating condition and repair and in compliance with all applicable governmental, zoning, and land use laws, ordinances, regulations and requirements. If Seller shall receive any such notice to the contrary prior to the Closing Date, Seller will inform Buyer prior to the Closing Date, and Buyer may terminate this Agreement within ten (10) days after receipt of Seller’s notice and the Earnest Money will be returned. If Buyer does not inform Seller of its intent to terminate this Agreement, the Buyer shall have waived its right to terminate the contract under this provision.

b)
As of the Effective Date hereof, Seller has not received any notice that the use and operation of the Property is not in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements. If Seller shall receive any such notice to the contrary prior to the Closing Date, Seller will inform Buyer prior to the Closing Date, and Buyer may terminate this Agreement within ten (10) days after receipt of Seller’s notice and the Earnest Money will be returned. If Buyer does not inform Seller of its intent to terminate this Agreement, the Buyer shall have waived its right to terminate the contract under this provision.

c)
As of the Effective Date hereof, Seller has not received any notice that the Property is in violation of any federal, state or local law, ordinance, or regulations relating to industrial hygiene or the environmental conditions on, under, or about the Property, including, but not limited to, soil, and groundwater conditions. To Seller’s actual knowledge, the Property is free of any and all toxic substances, hazardous materials or waste, and pollutants and no environmental remedial work or monitoring is to be performed with respect to the Property and there are no environmental reports other than the reports to be delivered to Buyer with the Seller’s Materials, and there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer’s successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Property arising out of Seller’s gross negligence or intentional misconduct. If Seller shall receive any such notice to the contrary prior to the Closing Date, Seller will inform Buyer prior to the Closing Date, and Buyer may terminate this Agreement within ten (10) days after receipt of Seller’s notice and the Earnest Money will be returned. If Buyer does not inform Seller of its intent to terminate this Agreement, the Buyer shall have waived its right to terminate the contract under this provision.

d)
Buyer agrees that it is purchasing the Property in its present condition, “as is, where is,” and Seller has no obligations to construct or repair any improvements thereon or to perform any other act regarding the Property, except as expressly provided herein.

e)
Buyer acknowledges that, having been given the opportunity to inspect the Property, Buyer is relying solely on its own investigation of the Property and not on any representations or information provided by Seller or to be provided by Seller, except as set forth herein. Buyer further acknowledges that the information provided, or to be provided, by Seller with respect to the Property was obtained from a variety of sources and Seller has not (a) made independent investigation or verification of such information, and (b) makes no representations as to the accuracy or completeness of such information, except as herein set forth. The sale of the Property as provided for herein is made on an “as-is, where-is” basis and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, suitability for lease, suitability for commercial purposes, merchantability, or fitness for a particular purpose, in respect of the Property. Seller makes no representations of any sort that ownership of the Property will result in a profit to any Buyer.

f)
Buyer acknowledges that Seller cannot, and does not, make any representation as to (i) the success, or lack thereof, of the Property or continuation of the Lease post-Closing, or (ii) the appropriateness of purchasing the Property for the Buyer’s individual tax or financial situation or tax or financial objectives. Buyer acknowledges that it is relying solely upon its own examination of the Property and all facts surrounding the purchase of the Property including the merits and risks involved therein.

g)
Seller represents and warrants to Buyer as follows:

i.
In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Seller, Seller shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing Date, any and all further acts, deeds and assurances as Buyer or the Title Company may require and are customary and reasonable in order to consummate the transactions contemplated herein.

ii.
Seller has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

iii.
To Seller’s knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (i) any applicable provisions of law, (ii) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Seller is a party or by which Seller is bound.

h)
Seller hereby further represents and warrants to Buyer that:

i.
Seller is the sole owner of the Property with full power and authority to sell same, and the person executing this contract on behalf of the Seller is authorized to do so and has the power to bind Seller.

ii.
(A) The Lease is in full force and effect and has not been modified, amended or extended; (B)  Tenant does not have an option or right of first refusal to purchase the Property; (C) the rents set forth on the Rent Schedule attached hereto as Exhibit "C" (the "Rent Schedule") are being collected on a current basis and there are no arrearages in excess of one (1) month; (D) Tenant is not entitled to any rental concessions or abatements for any period subsequent to the schedule date of Closing; (E)  Seller has not sent written notice to the Tenant claiming that Tenant is in default, which default remains uncured; (F) no action or proceeding instituted against Seller by Tenant of the Property is presently pending in any court; (G) there is no security deposits under the Lease other than as set forth in the Rent Schedule; (H) there are no current unpaid leasing commissions required to be paid by the landlord under the Lease for which Buyer shall become liable; and (I) Seller has not consented to any assignment or subletting of Lease by Tenant.

iii.
Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

iv.
There are no employees presently employed by Seller at the Property who will be the obligation of Buyer after the Closing and Seller will not hire any employees with respect to the Property between the date hereof and the Closing.  There are no union contracts or agreements in effect with respect to the Property and Seller will not enter into any negotiations or execute any contract with a labor union with respect to the Property between the date hereof and the Closing.

v.
All service contracts affecting the Property will be supplied to the Buyer with Seller’s delivery of Due Diligence Materials.

vi.
All warranties with respect to the Property will be supplied to the Buyer with the Seller’s delivery of Due Diligence Materials.

The Parties agree that the provisions of Section 11 and this Section 12 shall survive the Closing Date for a period of six (6) months.

13.
Closing.

a)
Before the Closing Date, Seller will deposit into escrow an executed special warranty deed warranting title against lawful claims by, through, or under a conveyance from Seller, but not further or otherwise, conveying marketable and insurable title of the Property to Buyer, subject to the exceptions provided herein.

b)
On or before the Closing Date, Buyer will deposit into escrow the balance of the Purchase Price when required hereunder and any additional funds required of Buyer (pursuant to this Agreement or any other agreement executed by Buyer) to close escrow. Both parties will deliver to the Title Company any other documents reasonably required by the Title Company to close escrow.

c)
On or before the Closing Date, Seller and Buyer will deliver or cause to be delivered to Escrow Agent an Assignment and Assumption of Lease, duly executed and acknowledged by Seller and Buyer, pursuant to which Seller shall assign all of Seller’s interest in, to, and under the Lease to Buyer and Buyer shall assume all of the obligations of Seller under the Lease which arise or result from acts or omissions occurring on or after the date of Closing, Seller shall indemnify Buyer for all of the obligations of Seller under the Lease which arise or result from acts or omissions occurring prior to the date of Closing, and Buyer shall provide Seller with a reciprocal indemnity with respect to matters arising under the Lease on or after the date of Closing.

d)
On or before the Closing Date, Seller will deposit into escrow a notice to Tenant advising Tenant of the sale of the Property to Buyer and of the Assignment and Assumption of Lease and directing that rents and other payments thereafter be sent to Buyer or as Buyer may direct, such notice to be delivered by the Title Company to Tenant upon Closing.

e)
On the Closing Date, if escrow is ready to close, the Title Company will: record the deed in the official records of the county where the Property is located; cause the Title Company to commit to issue the title policy; immediately deliver to Seller the portion of the Purchase Price deposited into escrow by cashier’s check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the Title Company’s certified combined Closing statement showing all charges to all parties and take all other actions necessary to close escrow.

f)
On or before the Closing Date, Seller will deliver or cause to be delivered to Escrow Agent:

i.
A schedule updating the Rent Schedule and setting forth all arrears in rents and all prepayments of rents under the Lease.

ii.
An assignment to Buyer, without recourse, of all of the interest of Seller in those warranties with respect to the Property and those certificates, permits and other documents related to the Property, which are then in effect and are assignable by Seller, in form satisfactory to Buyer.

iii.
All warranties with respect to the Property and certificates, licenses, permits, authorizations and approvals issued for or which are required with respect to the Property by governmental and quasi-governmental authorities having jurisdiction that are in Seller’s possession.

iv.
Such affidavits as Buyer's title company shall reasonably require in order to omit from its title insurance policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name.

v.
Any transfer, conveyance or similar tax returns required to be executed by Seller in connection with the transaction contemplated hereby, along with authorization from Seller to Escrow Agent to pay such taxes from the sale proceeds.

vi.
Seller shall deliver all other Property, building and tenant files and records in its possession to Buyer, which obligation shall survive the Closing.

vii.
Possession of the Property in the condition required by this contract, subject to the Lease, and keys therefor.

viii.
A Certification of Non-Foreign status of Transferor to comply with the provisions of Section 1445 of the Internal Revenue Code and an IRS Form 1099.

ix.
A tenant estoppel from the Tenant ("Tenant Estoppel Certificate") and, if requested by Buyer’s lender, a subordination, non-disturbance and attornment agreement ("SNDA"), each in form satisfactory to Buyer and Buyer’s lender.

x.
An affidavit or affidavits and other instruments customarily required by title insurance companies in the state of where the Property is located for the issuing of title insurance.

xi.
Appropriate resolutions or written consents authorizing the sale of the Property by Seller to Buyer as required by the Escrow Agent and/or Title Company, pursuant to this Agreement.

14.
Defaults.  IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BY REASON OF A DEFAULT OF BUYER UNDER THIS AGREEMENT, THE EARNEST MONEY (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES, AS SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AT LAW OR IN EQUITY AS A RESULT OF SUCH DEFAULT. THE PARTIES ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON AFTER NEGOTIATION AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AT LAW OR IN EQUITY AGAINST BUYER IN THE EVENT THE CLOSING DOES NOT OCCUR BY REASON OF BUYER’S DEFAULT. BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISIONS COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL OR HAD THE OPPORTUNITY TO SEEK COUNSEL TO UNDERSTAND THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED. IF SELLER SHALL DEFAULT HEREUNDER, THEN BUYER MAY (a) enforce the specific performance of this Agreement; (b) bring suit for damages for breach of this Agreement if seller’s action makes the remedy of specific performance unavailable; or (c) cancel and terminate this Agreement by giving written notice thereof to Seller and receive a refund of the Earnest Money (TOGETHER WITH ALL INTEREST, IF ANY, EARNED THEREON).

15.
Buyer’s Representations and Warranties.

a)
Buyer represents and warrants to Seller as follows:

i.
In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing Date, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

ii.
Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

iii.
To Buyer’s knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (i) any applicable provisions of law, (ii) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

16.
Damages, Destruction and Eminent Domain.
a)
If, prior to the Closing Date, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer’s option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 5 hereof have been satisfied, or waived; and (ii) any ten-day period provided for above in this Subparagraph 16(a) for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer’s right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the Purchase Price, and Seller shall assign to Buyer the Seller’s right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Property, and Seller shall credit Buyer for any deductible.

b)
If the cost of repair is less than $10,000.00, Seller shall credit Buyer for the cost of the repairs and for any deductible. Buyer shall then be obligated to otherwise perform hereunder.

c)
If, prior to the Closing Date, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void at Buyer’s option. If Buyer elects to proceed to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the Purchase Price, and Seller shall assign to Buyer the Seller’s right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Property, subject to rights of any Tenant of the Property.

d)
In the event that this Agreement is terminated by Buyer pursuant to this Agreement, the Earnest Money shall be immediately returned to Buyer after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.

17.
1031 Exchange.  Buyer and Seller shall reasonably cooperate with each other, at no additional cost, obligation, or liability if either party intends to structure this transaction as a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code, as amended.

18.
Cancellation.  If any party elects to cancel this Agreement because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to Escrow Agent a notice containing the address of the party in breach and stating that this Agreement shall be cancelled unless the breach is cured within seven (7) days following the delivery of the notice to the breaching party. Within seven (7) days after receipt of such notice, the Escrow Agent shall send it by a nationally recognized courier service guaranteeing overnight delivery to the party in breach at the address contained in the notice and no further notice shall be required. If the breach is not cured within seven (7) days following the delivery of the notice to the breaching party, this Agreement shall be cancelled.

19.
Counterparts.  This Agreement may be executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, and all of which shall constitute one and the same instrument. Any person may rely upon a photocopy, facsimile, or electronically transmitted signature (e.g. DocuSign) to this Agreement.

20.
Expiration.  Buyer is submitting this offer by signing a copy of this Agreement and delivering it to Seller, and Seller has five (5) days from receipt hereof within which to accept this offer. When executed by both parties, this Agreement will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller, and their respective successors and assigns.

21.
Choice of Law.  This Agreement shall be governed by, and construed in accordance with the laws of the state in which the Property is located.

22.
Notices.  All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or by email to the respective email address set forth below, or to such other address as such party may hereafter designate by written notice to the other party. Refusal, rejection, or return of any notice otherwise properly delivered as set forth herein shall be deemed to constitute delivery of such notice.  Notice given in accordance herewith shall be deemed effectively given upon delivery to the address of the addressee.

If to Seller:

      AEI Fund Management, Inc.
1300 Wells Fargo Place
30 East Seventh Street
St. Paul, MN 55101
Attn: Stacy McMahon
Email: smcmahon@aeifunds.com

With a copy to:

AEI Fund Management, Inc.
1300 Wells Fargo Place
30 East Seventh Street
St. Paul, MN 55101
Attn: Marissa Lassaux & Stacee Windle
Email: mlassaux@aeifunds.com / swindle@aeifunds.com

If to Buyer:

            The Kissling Interest, LLC

                                                            350 Fifth Avenue, Suite 4304
                                                            New York, NY 10188

Attn: Anthony Kissling

Email: tkissling@kapts.com

With a copy to:

Gaboriault & Pearsall, P.C.

237 Post Road West

Westport, CT 06880

                                       Attn: Steve W. Pearsall

      Email: pearsall@gp-law.net

23.
Seller’s Covenants. Seller covenants that between the Effective Date and the date of the Closing:
a)
Seller shall not amend, renew, extend or terminate the Lease.

b)
Seller shall not permit the occupancy of the Property, or any part thereof, by anyone other than Tenant.

c)
Seller shall be responsible and cure prior to Closing all violation of law or governmental ordinances, orders, or requirements affecting the Property.

d)
Seller shall not enter into, modify or amend any service contract affecting the Property.

e)
Seller shall maintain in full force and effect until the Closing all insurance policies that Seller presently has in effect.

f)
No fixtures, equipment or personal property of Seller included in this sale shall be removed from the Property unless the same are replaced with items of at least equal quality prior to the Closing.

g)
Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Property for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

24.
Third Party Negotiations. During the term of this Agreement, as the same may be extended, Seller shall not enter into negotiations with a third party or enter into any contractual relationship, including Letters of Intent, with a third party for the sale or lease of the Property.

25.
Miscellaneous.

a)
This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover reasonable attorney’s fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

b)
If this escrow has not closed by the Closing Date through no fault of Seller, Seller may, at its election, extend the Closing Date or exercise any remedy available to it by law, including terminating this Agreement.

c)
Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier’s checks or wire transfers, subject to the Title Company’s requirements.

d)
Buyer shall have the right to assign this Agreement at Closing to any entity or entities affiliated with or related to Buyer without the consent of Seller (provided that Buyer shall notify Seller at least five (5) days prior to Closing to allow the parties to modify the Closing documentation accordingly).  Other than the foregoing, Buyer shall not be entitled to assign any of its right, title, and interest herein without Seller’s prior consent. Any assignee shall expressly assume all of Buyer’s duties, obligations, and liabilities hereunder, and Buyer shall not be released from any of its obligations hereunder.

e)
Whenever the last day for the exercise of any right or the discharge of any obligation under this Agreement shall fall upon a Saturday, Sunday, or any public or legal holiday, the party having such right or obligation shall have until 5:00 p.m. (Central Standard Time) on the next succeeding regular business day to exercise such right or discharge such obligation. Time is of the essence of this Agreement.

f)
The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions hereof.

g)
All of the provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

h)
No failure to strictly enforce any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision.

i)
This Agreement may be executed in one or more counterparts by the parties hereto.  All counterparts shall be construed together and shall constitute one agreement.  Each counterpart shall be deemed an original hereof notwithstanding less than all of the parties may have executed it.  All facsimile and emailed executions shall be treated as originals for all purposes.

j)
All parties agree to sign any and all further documents reasonably necessary to implement the terms hereof.

[SIGNATURES PAGES FOLLOW]

IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement to be effective as of the Effective Date.

SELLER:

      AEI Income & Growth Fund 24, LLC,
       a Delaware limited liability company

By: AEI Fund Management XXI, Inc.,
       a Minnesota corporation
Its:  managing member

By: /s/ Marni Nygard
Name: Marni Nygard
Title: President
Date: _8/28/2022____________________________

BUYER:

The Kissling Interest, LLC,
a New York limited liability company

By: /s/ Anthony M Kissling
 Anthony M. Kissling
its Sole Manager
Date: _____8-29-22

Exhibit A

(Legal Description)

All that tract or parcel of land lying and being in Land Lot 126 of the 7th Land District, of Henry County, Georgia and being more particularly described as follows:

To find The Point of Beginning, Commence at the Intersection of Northerly Right-of-Way of Jonesboro Road (R/W Varies) and Easterly Right-of-Way of Dailey Mill Road (R/W Varies); thence leaving said Intersection and traveling along said Right-of-Way of Jonesboro Road, run South 51 degrees 00 minutes 04 seconds East for a distance of 180.33 feet to an iron pin set, said point being The True Point of Beginning.

Thence from said point as thus established and leaving the said Right-of-Way of Jonesboro Road, run North 31 degrees 21 minutes 35 seconds East for a distance of 248.82 feet to a 1/2 inch rebar found; thence South 58 degrees 27 minutes 44 seconds East for a distance of 224.52 feet to a 1/2 inch rebar found; thence South 36 degrees 32 minutes 55 seconds West for a distance of 258.89 feet to a point (1/2 rebar found disturbed) on the aforesaid Northerly Right-of-Way of Jonesboro Road (R/W varies); thence continuing along said Right-of-Way the following two (2) courses and distances, North 56 degrees 17 minutes 54 seconds West for a distance of 186.02 feet to a point; thence North 50 degrees 46 minutes 21 seconds West for a distance 15.39 feet to an iron pin set, said point being The True Point of Beginning.

Said property contains 1.242 acres as shown on the ALTA/ACSM Land Title Survey for GPI-McDonough, LLC, Keyworth Bank, Chicago Title Insurance Company and Aldi, Inc. (Georgia), dated September 15, 2011, last revised October 25, 2011, and prepared by Precision Planning Inc., Randall W Dixon, GRLS No 1678.

Together with all those non-exclusive rights and easements accruing to the subject property by virtue of that Easement Agreement between Aldi, Inc. and GPI-McDonough, LLC dated November 2, 2011 and recorded November 4, 2011 in Deed Book 12290, Page 134, Fulton County, Georgia, records.

Exhibit B

(Seller’s Materials)

The following Seller’s Materials will be provided by Seller, to the extent such items exist in Seller’s possession:
a)
A copy of Seller’s existing Owner’s Title Policy for the Property, with copies of its underlying documents;
b)
A copy of Seller’s existing as-built ALTA survey of the Property;
c)
A complete copy of the Lease, and any amendments thereto, including but not limited to guaranties, amendments, assignments of lease, letter agreements, commencement agreements, and any memorandum of leases and any previous tenant estoppel certificates;
d)
A copy of Seller’s existing Phase I Environmental Site Assessment report
e)
A copy of Seller’ engineering or structural reports;
f)
A copy of the existing insurance certificate(s) and policies for the Property;

g)
A copy of the Certificate of Occupancy from the governing municipality and any other permits or approvals for the Property;
h)
Copies of the existing final building plans and specifications for the improvements;
i)
A copy of the most recent real estate tax statement for the Property.
j)
2021 and YTD 2022Rental payment history to include monthly income expenses.
k)
All service contract, warranties and related documents
l)
An accounts receivable report (delinquencies) for Tenant.
m)
Any documents relating to common area easements, CCR’s, maintenance and any documents that may restrict use or access.